Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of VERSES AI Inc. of our report dated July 2, 2024, relating to the consolidated financial statements of VERSES AI Inc for the years ended March 31, 2024 and 2023 which appears in Exhibit 4.2 of this Registration Statement.

/s/ Smythe LLP

Smythe LLP

Vancouver, British Columbia

September 23, 2024